UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule14a-12

LIONS GATE ENTERTAINMENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on September 15, 2020.

Meeting Information
LIONS GATE ENTERTAINMENT CORP.	Meeting Type: Annual General and Special Meeting
For holders as of: July 23, 2020
Date: September 15, 2020 Time: 10:00 a.m., local time
	Location:	*Dentons Canada
250 Howe Street, 20th Floor
Vancouver, British Columbia,V6C 3R8

You are receiving this communication because Lions Gate Entertainment Corp. (the “Company”) is using notice and access to deliver proxy materials to its shareholders and you hold shares in the Company named above.

LIONS GATE ENTERTAINMENT CORP. ATTN: INVESTOR RELATIONS 2700 COLORADO AVENUE SANTA MONICA, CA 90404 USA

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, www.sedar.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

*We intend to hold the Annual Meeting in person. However, we are actively monitoring the current coronavirus (COVID-19) global pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing the notice as Definitive Additional Materials with the Securities and Exchange Commission. We will also issue a press release and post details on the change(s) to the meeting on our website at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements/proxy-statements.

See the reverse side of this notice to obtain proxy materials and voting instructions.

–— Before You Vote —–

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT 2020 ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 1, 2020 to facilitate timely delivery which the Company anticipates will occur prior to the proxy deposit date and the meeting.

–— How To Vote —– Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
Voting Deadline: If you vote by Internet or Mail, your vote must be received by 11:59 p.m. Eastern Time on September 14, 2020.

Voting Items

The Board of Directors recommends that you vote FOR the following director nominees:

1.	Election of Directors: To elect directors of the Company for the ensuing year. See the section entitled “Proposal 1: Election of Directors” in the Notice and Proxy Statement.

	1a.	Michael Burns

	1b.	Mignon Clyburn

	1c.	Gordon Crawford

	1d.	Jon Feltheimer

	1e.	Emily Fine

	1f.	Michael T. Fries

	1g.	Susan McCaw

	1h.	Yvette Ostolaza

	1i.	Mark H. Rachesky, M.D.

	1j.	Daniel Sanchez

	1k.	Daryl Simm

	1l.	Hardwick Simmons

	1m.	David M. Zaslav

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4:

2.

Appointment of Auditors: To reappoint Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2021 at a remuneration to be determined by the Audit & Risk Committee. See the section entitled “Proposal 2: Re-Appointment of Independent Registered Public Accounting Firm” in the Notice and Proxy Statement.

3.

Advisory Vote on Executive Compensation: To pass a non-binding advisory resolution to approve the compensation paid to the Company’s Named Executive Officers. See the section entitled “Proposal 3: Advisory Vote to Approve Executive Compensation” in the Notice and Proxy Statement.

4.

Lions Gate Entertainment Corp. 2019 Performance Incentive Plan: To approve an amendment to the Lions Gate Entertainment 2019 Performance Incentive Plan. See the section entitled “Proposal 4: Proposal to Approve An Amendment to Lions Gate Entertainment Corp. 2019 Performance Incentive Plan” in the Notice and Proxy Statement.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any continuations, adjournments or postponements thereof.